Exhibit 99.1

SPX Reports Second Quarter 2021 Results

Q2 2021 GAAP EPS of $0.32; Q2 2021 Adjusted EPS* of $0.49;
Updating 2021 Full-Year Guidance to Adjusted EPS* in a Range of $2.25-$2.45;
Company on Track for ‘SPX 2025’ Targets

CHARLOTTE, N.C., August 5, 2021 /Globe Newswire/ — SPX Corporation (NYSE:SPXC) today reported results for the second quarter ended July 3, 2021. All comments reflect continuing operations unless otherwise noted.

Gene Lowe, President and CEO, remarked, “Our second quarter results position us well to deliver significant full-year earnings growth. Our HVAC segment delivered another strong quarter, and we were encouraged by strong bookings and backlog across a number of our Detection & Measurement businesses. Our balance sheet remains solid, providing significant investment capacity for future growth.”

“During the quarter, we announced an agreement to sell our Transformer Solutions business and laid out a strategy to accelerate our growth and further enhance our margin profile. We also continued to execute on our value creation framework with the acquisition of Enterprise Control Systems Ltd (“ECS”) – the first acquisition in our Communications Technology platform within our Detection & Measurement segment, where we see significant opportunities to grow our global presence.”

Mr. Lowe continued, “We are updating our guidance based upon the strength of our businesses and the acquisition of ECS. We now anticipate full-year 2021 Adjusted EPS in a range of $2.25-$2.45, or approximately 27% year-on-year earnings growth at the midpoint. Looking ahead, we are on track to reach our ‘SPX 2025’ targets through both organic and strategic inorganic opportunities, as well as further investment in our continuous improvement and digital initiatives.”

Second Quarter 2021 Overview:

For the second quarter of 2021, the company reported revenue of $296.7 million and operating income of $12.9 million, compared with revenue of $258.0 million and operating income of $17.5 million in the second quarter of 2020. Operating income in Q2 2021 includes a charge of $2.7 million related to revisions to recorded assets for legacy product liability-related matters.

Diluted income per share from continuing operations in the second quarter of 2021 was $0.32, compared with a diluted income per share from continuing operations of $0.33 in the second quarter of 2020. In addition to the revision noted above, results for the second quarter of 2021 included the effect of several items recorded below the operating income line. These include $2.7 million of income derived from company-owned life insurance policies, included in Other income, as well as tax benefits related to various audit settlements, statute expirations, and other adjustments to liabilities for uncertain tax positions.

SPX’s adjusted revenue* was $296.6 million and adjusted operating income* was $25.5 million, compared with adjusted revenue* of $257.3 million and adjusted operating income* of $24.3 million in the second quarter of 2020. Adjusted operating income in Q2 2021 included the effect of the $2.7 million charge noted above.Adjusted income per share* in the second quarter of 2021 was $0.49, compared with $0.34 in the second quarter of 2020.

Second Quarter Financial Comparison:

GAAP Results:

($ millions)	Q2 2021	Q2 2020	2021 YTD	2020 YTD
Revenue	$296.7	$258.0	$584.6	$514.8
Operating Income	12.9	17.5	32.9	33.6
Segment Income	32.9	31.3	70.6	62.9

Adjusted Results:

($ millions)	Q2 2021	Q2 2020	2021 YTD	2020 YTD
Adjusted Revenue*	$296.6	$257.3	$583.8	$512.0
Adjusted Operating Income*	25.5	24.3	56.0	47.3
Adjusted Segment Income*	44.2	38.0	91.2	76.6

* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q2 2021 was $185.4 million, compared with $165.2 million in Q2 2020, an increase of 12.2%, including a 14.1% increase in organic revenue, 0.8% favorable impact related to currency fluctuation and a 2.7% unfavorable impact from the settlement of a legacy contract retained in connection with the 2016 sale of the dry cooling business. The organic increase was primarily the result of higher volumes in our heating business.

Segment income in Q2 2021 was $25.4 million, compared to $19.6 million in Q2 2020. Adjusted segment income*, which excludes intangible amortization expense of $0.7 million, was $26.1 million, or 14.1% of revenue. This compares with adjusted segment income* of $20.3 million, or 12.3% of revenue in Q2 2020, which excludes intangible amortization expense of $0.7 million. The increase in adjusted segment income* and 180 basis points increase in adjusted segment income margin* were due primarily to the increase in revenues noted above.

Detection & Measurement

Revenue for Q2 2021 was $111.2 million, compared with $92.1 million in Q2 2020, an increase of 20.7%, including a 1.6% increase in organic revenue, a 17.2% increase from the acquisitions of Sealite, ULC and Sensors & Software, and a 1.9% favorable impact related to currency fluctuation. The organic increase was primarily the result of higher sales of location and inspection equipment, partially offset by lower sales of bus fare collection systems.

Segment income in Q2 2021 was $11.4 million, compared to $16.0 million in Q2 2020. Adjusted segment income*, which excludes intangible amortization expense and acquisition related costs of $6.7 million, was $18.1 million, or 16.3% of revenue. This compares with adjusted segment income* of $17.7 million, or 19.2% of revenue, in Q2 2020, which excludes intangible amortization expense of $1.7 million. The increase in adjusted segment income* was due to the increase in revenues noted above. The 290 basis points decline in margin was due primarily to lower project-oriented sales, which typically carry high margins.

Other

Other, which includes the South African operations, had revenue of $0.1 million in Q2 2021, compared with $0.7 million in Q2 2020. This decrease was due to lower sales related to large power projects which are in the latter stages of completion.

Other incurred a loss in Q2 2021 of $3.9 million, compared with a loss of $4.3 million in Q2 2020. This loss was driven primarily by professional fees related to the large power projects in South Africa.

Financial Update: As of July 3, 2021, SPX had total outstanding debt of $416.7 million and total cash of $69.1 million. During the first half of 2021, SPX generated net cash from continuing operations of $38.9 million. Net leverage as of quarter end was 1.6x and increases to 1.8x when including the pro forma impact of the ECS acquisition, which occurred on August 3, 2021.

2021 Guidance Update:

SPX is updating its 2021 guidance for an anticipated stronger full-year performance and for the acquisition of ECS. SPX now anticipates Adjusted earnings per share* in a range of $2.25 to $2.45, or a $0.08 increase from prior guidance of $2.17 to $2.37. The company continues to anticipate 2021 adjusted revenue of approximately $1.25 billion, and adjusted operating income margin* of 11-12%.

    Segment and company performance, on a year-over-year basis, is expected to be as follows (changes underlined):

	Revenue	Segment Income Margin %
HVAC	~$770-780 million	~14.5%
Detection & Measurement	~$465-475 million (prior ~$460-470 million)	~20.5%
Total SPX Adjusted	~$1.25 billion	~17.0%

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results that include “adjusted” non-GAAP financial measures. Adjusted results for the company exclude, among other items, the effect of the South African operations, categorized as “Other” in the company’s segment reporting structure. The company reports separately on the results of the “Other” category. The company anticipates reporting the results of the business included in the “Other” category as discontinued operations, at such time as it meets the accounting requirements for this treatment.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended July 3, 2021 with the Securities and Exchange Commission on or before August 12, 2021. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:30 p.m. (EDT) today to discuss second quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 4729537

A replay of the call will be available by telephone through Thursday, August 12, 2021.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 4729537

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the third quarter of 2021 and SPX will also be participating in the Sidoti Fall Small Cap Conference on September 22nd.

About SPX Corporation: SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Corporation had more than 4,500 employees in 15 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation of each historical non-GAAP measure to the respective most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, the results of our South African operations, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the second quarter, the impact of foreign exchange rate changes subsequent to the end of the second quarter, impacts from further spread of COVID-19, and asbestos liability, environmental and litigation charges.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: the impact of the COVID-19 pandemic and governmental and other actions taken in response; the uncertainty of claims resolution with respect to the large power projects in South Africa, as well as claims with respect to asbestos, environmental and other contingent liabilities; cyclical changes and specific industry events in the company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; domestic economic, political, legal, accounting and business developments adversely affecting the company’s business, including regulatory changes; changes in worldwide economic conditions; uncertainties with respect to the company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any announced acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Nick Illuminati, Manager, Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Source: SPX Corporation

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020

Revenues	$296.7	$258.0	$584.6	$514.8
Costs and expenses:
Cost of products sold	194.7	169.7	378.6	336.8
Selling, general and administrative	79.2	67.4	158.5	138.5
Intangible amortization	6.5	2.4	10.5	5.0
Special charges, net	0.7	1.0	1.4	1.3
Other operating (income) expense	2.7	—	2.7	(0.4)
Operating income	12.9	17.5	32.9	33.6

Other income, net	7.1	5.4	14.3	5.8
Interest expense	(3.4)	(4.8)	(7.6)	(9.5)
Interest income	0.1	0.1	0.2	0.1
Income from continuing operations before income taxes	16.7	18.2	39.8	30.0
Income tax provision	(2.0)	(3.0)	(6.1)	(5.3)
Income from continuing operations	14.7	15.2	33.7	24.7

Income from discontinued operations, net of tax	42.7	13.2	51.3	26.4
Gain (loss) on disposition of discontinued operations, net of tax	4.1	(1.3)	3.3	(1.3)
Income from discontinued operations, net of tax	46.8	11.9	54.6	25.1

Net income	$61.5	$27.1	$88.3	$49.8

Basic income per share of common stock:
Income from continuing operations	$0.32	$0.34	$0.75	$0.56
Income from discontinued operations	1.04	0.27	1.20	0.56
Net income per share	$1.36	$0.61	$1.95	$1.12

Weighted-average number of common shares outstanding — basic	45.271	44.590	45.201	44.452

Diluted income per share of common stock:
Income from continuing operations	$0.32	$0.33	$0.73	$0.54
Income from discontinued operations	1.00	0.26	1.17	0.55
Net income per share	$1.32	$0.59	$1.90	$1.09

Weighted-average number of common shares outstanding — diluted	46.545	45.648	46.408	45.620

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	July 3, 2021	December 31, 2020
ASSETS
Current assets:
Cash and equivalents	$69.1	$68.3
Accounts receivable, net	212.5	221.0
Contract assets	25.0	32.5
Inventories, net	157.7	143.1
Other current assets (includes income taxes receivable of $30.1 and $27.3 at July 3, 2021 and December 31, 2020, respectively)	104.2	96.1
Assets of discontinued operations	332.9	121.6
Total current assets	901.4	682.6
Property, plant and equipment:
Land	14.0	12.9
Buildings and leasehold improvements	67.3	64.9
Machinery and equipment	227.7	215.6
	309.0	293.4
Accumulated depreciation	(196.0)	(183.4)
Property, plant and equipment, net	113.0	110.0
Goodwill	409.2	368.6
Intangibles, net	325.8	305.0
Other assets	609.4	609.8
Deferred income taxes	51.7	23.9
Assets of discontinued operations	—	219.1
TOTAL ASSETS	$2,410.5	$2,319.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$86.8	$104.6
Contract liabilities	49.5	46.3
Accrued expenses	230.5	209.4
Income taxes payable	2.3	0.4
Short-term debt	168.3	101.2
Current maturities of long-term debt	10.4	7.2
Liabilities of discontinued operations	159.8	115.8
Total current liabilities	707.6	584.9

Long-term debt	238.0	304.0
Deferred and other income taxes	19.1	23.5
Other long-term liabilities	717.6	746.7
Liabilities of discontinued operations	—	30.7
Total long-term liabilities	974.7	1,104.9

Equity:
Common stock	0.5	0.5
Paid-in capital	1,321.2	1,319.9
Retained deficit	(399.8)	(488.1)
Accumulated other comprehensive income	250.6	248.5
Common stock in treasury	(444.3)	(451.6)
Total equity	728.2	629.2
TOTAL LIABILITIES AND EQUITY	$2,410.5	$2,319.0

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS AND OTHER OPERATING SEGMENT
(Unaudited; in millions)

	Three months ended				Six months ended
	July 3, 2021	June 27, 2020	Δ	%/bps	July 3, 2021	June 27, 2020	Δ	%/bps
HVAC reportable segment

Revenues	$185.4	$165.2	$20.2	12.2%	$361.0	$328.0	$33.0	10.1%
Gross profit	55.8	51.1	4.7		109.4	99.2	10.2
Selling, general and administrative expense	29.7	30.8	(1.1)		60.3	60.4	(0.1)
Intangible amortization expense	0.7	0.7	—		1.4	1.5	(0.1)
Income	$25.4	$19.6	$5.8	29.6%	$47.7	$37.3	$10.4	27.9%
as a percent of revenues	13.7%	11.9%		180 bps	13.2%	11.4%		180 bps

Detection & Measurement reportable segment

Revenues	$111.2	$92.1	$19.1	20.7%	$222.8	$184.0	$38.8	21.1%
Gross profit	46.0	37.8	8.2		96.7	79.7	17.0
Selling, general and administrative expense	28.8	20.1	8.7		56.2	42.0	14.2
Intangible amortization expense	5.8	1.7	4.1		9.1	3.5	5.6
Income	$11.4	$16.0	$(4.6)	(28.8)%	$31.4	$34.2	$(2.8)	(8.2)%
as a percent of revenues	10.3%	17.4%		-710 bps	14.1%	18.6%		-450 bps

Other

Revenues	$0.1	$0.7	$(0.6)	(85.7)%	$0.8	$2.8	$(2.0)	(71.4)%
Gross profit (loss)	0.2	(0.6)	0.8		(0.1)	(0.9)	0.8
Selling, general and administrative expense	4.1	3.7	0.4		8.4	7.7	0.7
Loss	$(3.9)	$(4.3)	$0.4	(9.3)%	$(8.5)	$(8.6)	$0.1	(1.2)%

Consolidated Revenues	$296.7	$258.0	$38.7	15.0%	$584.6	$514.8	$69.8	13.6%
Consolidated Segment Income	32.9	31.3	1.6	5.1%	70.6	62.9	7.7	12.2%
as a percent of revenues	11.1%	12.1%		-100 bps	12.1%	12.2%		-10 bps

Total segment income	$32.9	$31.3	$1.6		$70.6	$62.9	$7.7
Corporate expense	13.3	9.7	3.6		27.5	22.0	5.5
Long-term incentive compensation expense	3.3	3.1	0.2		6.1	6.4	(0.3)
Special charges, net	0.7	1.0	(0.3)		1.4	1.3	0.1
Other operating (income) expense	2.7	—	2.7		2.7	(0.4)	3.1
Consolidated operating income	$12.9	$17.5	$(4.6)	(26.3)%	$32.9	$33.6	$(0.7)	(2.1)%
as a percent of revenues	4.3%	6.8%		-250 bps	5.6%	6.5%		-90 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Cash flows from (used in) operating activities:
Net income	$61.5	$27.1	$88.3	$49.8
Less: Income from discontinued operations, net of tax	46.8	11.9	54.6	25.1
Income from continuing operations	14.7	15.2	33.7	24.7
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	0.7	1.0	1.4	1.3
Gain on change in fair value of equity security	(2.2)	(5.3)	(7.4)	(5.3)
Deferred and other income taxes	(6.0)	7.1	2.3	11.0
Depreciation and amortization	11.3	7.0	20.1	13.8
Pension and other employee benefits	1.3	1.4	3.0	3.6
Long-term incentive compensation	3.3	3.1	6.1	6.4
Other, net	1.4	1.1	3.2	1.8
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	(9.8)	23.0	15.6	52.2
Inventories	0.9	(6.1)	(6.0)	(27.2)
Accounts payable, accrued expenses and other	(9.2)	(36.8)	(31.1)	(90.4)
Cash spending on restructuring actions	(1.5)	(1.3)	(2.0)	(1.8)
Net cash from (used in) continuing operations	4.9	9.4	38.9	(9.9)
Net cash from discontinued operations	13.8	17.3	40.0	36.2
Net cash from operating activities	18.7	26.7	78.9	26.3

Cash flows from (used in) investing activities:
Proceeds from company-owned life insurance policies, net	0.4	—	3.9	1.1
Business acquisitions, net of cash acquired	(81.9)	—	(81.9)	—
Capital expenditures	(2.0)	(5.1)	(4.2)	(8.3)
Net cash used in continuing operations	(83.5)	(5.1)	(82.2)	(7.2)
Net cash used in discontinued operations	(0.8)	(0.7)	(1.2)	(1.1)
Net cash used in investing activities	(84.3)	(5.8)	(83.4)	(8.3)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	48.0	—	102.0	178.7
Repayments under senior credit facilities	(13.3)	—	(94.9)	(88.7)
Borrowings under trade receivables financing arrangement	78.0	10.0	132.0	65.0
Repayments under trade receivables financing arrangement	(86.0)	(3.0)	(134.0)	(30.0)
Net repayments under other financing arrangements	(0.2)	(0.7)	—	(1.4)
Payment of contingent consideration	—	—	—	(1.5)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	—	0.5	(4.2)	(2.3)
Net cash from continuing operations	26.5	6.8	0.9	119.8
Net cash used in discontinued operations	—	—	—	—
Net cash from financing activities	26.5	6.8	0.9	119.8
Change in cash and equivalents due to changes in foreign currency exchange rates	1.3	(0.6)	4.4	(2.3)
Net change in cash and equivalents	(37.8)	27.1	0.8	135.5
Consolidated cash and equivalents, beginning of period	106.9	163.1	68.3	54.7
Consolidated cash and equivalents, end of period	$69.1	$190.2	$69.1	$190.2

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Six months ended
	July 3, 2021
Beginning cash and equivalents	$68.3
Cash from continuing operations	38.9
Capital expenditures	(4.2)
Proceeds from company-owned life insurance policies, net	3.9
Business acquisitions, net of cash acquired	(81.9)
Borrowings under senior credit facilities	102.0
Repayments under senior credit facilities	(94.9)
Net repayments under other financing arrangements	(2.0)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(4.2)
Cash from discontinued operations	38.8
Change in cash due to changes in foreign currency exchange rates	4.4
Ending cash and equivalents	$69.1

	Debt at				Debt at
	December 31, 2020	Borrowings	Repayments	Other	July 3, 2021
Revolving loans	$129.8	$102.0	$(91.8)	$—	$140.0
Term loan	250.0	—	(3.1)	—	246.9
Trade receivables financing arrangement	28.0	132.0	(134.0)	—	26.0
Other indebtedness	6.0	0.5	(0.5)	(1.0)	5.0
Less: Deferred financing costs associated with the term loan	(1.4)	—	—	0.2	(1.2)
Totals	$412.4	$234.5	$(229.4)	$(0.8)	$416.7

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Three months ended July 3, 2021
	HVAC	Detection & Measurement
Net Revenue Growth	12.2%	20.7%

Exclude: Foreign Currency	0.8%	1.9%

Exclude: Acquisitions	—%	17.2%

Exclude: Settlement of legacy dry cooling contract	(2.7)%	—%

Organic Revenue Growth	14.1%	1.6%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Consolidated revenue	$296.7	$258.0	$584.6	$514.8

Exclude: "Other" operating segment (1)	0.1	0.7	0.8	2.8

Adjusted consolidated revenue	$296.6	$257.3	$583.8	$512.0

Total segment income	$32.9	$31.3	$70.6	$62.9

Exclude: "Other" operating segment (1)	(3.9)	(4.3)	(8.5)	(8.6)

Exclude: Acquisition related costs (2)	(0.9)	—	(1.6)	(0.1)

Exclude: Amortization expense (3)	(6.5)	(2.4)	(10.5)	(5.0)

Adjusted segment income	$44.2	$38.0	$91.2	$76.6
as a percent of adjusted revenues (4)	14.9%	14.8%	15.6%	15.0%

HVAC REPORTABLE SEGMENT:
	Three months ended
	July 3, 2021	June 27, 2020
HVAC segment income	$25.4	$19.6

Exclude: Acquisition related costs (2)	—	—

Exclude: Amortization expense (3)	(0.7)	(0.7)

HVAC adjusted segment income	$26.1	$20.3
as a percent of HVAC segment revenues (4)	14.1%	12.3%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:
	Three months ended
	July 3, 2021	June 27, 2020
Detection & Measurement segment income	$11.4	$16.0

Exclude: Acquisition related costs (2)	(0.9)	—

Exclude: Amortization expense (3)	(5.8)	(1.7)

Detection & Measurement adjusted segment income	$18.1	$17.7
as a percent of Detection & Measurement segment revenues (4)	16.3%	19.2%

(1) Represents the removal of the financial results of our South Africa business. Note: This business is being reported as an "Other" operating segment for U.S. GAAP purposes due to wind-down activities that are occurring within this business.

(2) Represents additional "Cost of products sold" recorded during the three months ended July 3, 2021 related to the step-up of inventory (to fair value) acquired in connection with the Sealite acquisition and the Sealite and Sensors & Software acquisitions during the six months ended July 3, 2021 and acquisition related costs for the HVAC reportable segment during the six months ended June 27, 2020.

(3) Represents amortization expense associated with acquired intangible assets.

(4) See "Results of Reportable Segments and Other Operating Segment" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Operating income	$12.9	$17.5	$32.9	$33.6

Exclude:
Aggregate operating losses of the South Africa business (1)	(4.0)	(4.3)	(9.1)	(8.8)

Acquisition related costs (2)	(2.1)	(0.1)	(3.5)	(0.3)

Other operating income (3)	—	—	—	0.4

Amortization expense (4)	(6.5)	(2.4)	(10.5)	(5.0)

Adjusted operating income	$25.5	$24.3	$56.0	$47.3
as a percent of adjusted revenues (5)	8.6%	9.4%	9.6%	9.2%

(1) Represents the removal of the financial results of our South Africa business, inclusive of "special charges" of $0.1 and $0.0 during the three months ended July 3, 2021 and June 27, 2020, respectively, and $0.6 and $0.2 during the six months ended July 3, 2021 and June 27, 2020, respectively.

(2) Represents acquisition related costs during the three months ended July 3, 2021 and June 27, 2020 associated with (i) inventory step-up of $0.9 and $0.0, respectively and (ii) integration and transaction costs of $1.2 and $0.1, respectively, and acquisition related costs during the six months ended July 3, 2021 and June 27, 2020 associated with (i) inventory step-up of $1.6 and $0.0 and (ii) integration and transaction costs of $1.9 and $0.3, respectively.

(3) For the six months ended June 27, 2020, includes a gain of $0.4 related to revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See "Results of Reportable Segments and Other Operating Segment" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended July 3, 2021
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$32.9	$11.3	$44.2
Corporate expense (2)	(13.3)	1.2	(12.1)
Long-term incentive compensation expense	(3.3)	—	(3.3)
Special charges, net (3)	(0.7)	0.1	(0.6)
Other operating expense	(2.7)	—	(2.7)
Operating income	12.9	12.6	25.5

Other income, net (4)	7.1	(3.2)	3.9
Interest expense, net (5)	(3.3)	0.2	(3.1)
Income from continuing operations before income taxes	16.7	9.6	26.3
Income tax provision (6)	(2.0)	(1.5)	(3.5)
Income from continuing operations	14.7	8.1	22.8

Diluted shares outstanding	46.545		46.545

Earnings per share from continuing operations	$0.32		$0.49

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa business ($3.9), (ii) amortization expense associated with acquired intangible assets ($6.5) and (iii) inventory step-up charges related to the Sealite acquisition of ($0.9).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents removal of restructuring charges associated with the South Africa business.

(4) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($2.2), (ii) non-service pension and postretirement income ($0.4), and (iii) foreign currency gains associated with the South African business ($0.6).

(5) Adjustment represents the write-off of deferred finance costs in connection with a reduction of our credit facilities primarily used to support our South Africa business.

(6) Adjustment primarily represents the tax impact of items (1) through (5) above.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended June 27, 2020
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$31.3	$6.7	$38.0
Corporate expense (2)	(9.7)	0.1	(9.6)
Long-term incentive compensation expense	(3.1)	—	(3.1)
Special charges, net	(1.0)	—	(1.0)
Operating income	17.5	6.8	24.3

Other income, net (3)	5.4	(5.1)	0.3
Interest expense, net	(4.7)	—	(4.7)
Income from continuing operations before income taxes	18.2	1.7	19.9
Income tax provision (4)	(3.0)	(1.3)	(4.3)
Income from continuing operations	15.2	0.4	15.6

Diluted shares outstanding	45.648		45.648

Earnings per share from continuing operations	$0.33		$0.34

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa business ($4.3) and (ii) amortization expense associated with acquired intangible assets ($2.4).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($5.3) and (ii) non-service pension and postretirement charges ($0.2).

(4) Adjustment primarily represents the tax impact of items (1) through (3) above and the removal of certain discrete income tax benefits.